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                                                                    EXHIBIT 99.2

                         EXECUTIVE EMPLOYMENT AGREEMENT

     This EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is effective as of May 12, 2006 (the "Effective Date"), between Clinical Data, Inc. a Delaware corporation (the "Company"), and Drew Fromkin (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Executive is currently employed as the Chief Executive Officer of the Company;

     WHEREAS, the Company has offered to continue employing the Executive on the terms set forth below; and

     WHEREAS, the Executive has agreed to continued employment with the Company on the terms as set forth below;

     NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. EMPLOYMENT TERM. The Executive's term of employment under this Agreement shall be for an initial term commencing on the Effective Date and shall end on June 30, 2007. The term of this Agreement shall be automatically extended thereafter for successive one (1) year periods unless, at least ninety (90) days prior to the end of the initial term of this Agreement or the then current succeeding one-year extended term of this Agreement, the Company or Executive has notified the other that the term hereunder shall terminate upon its expiration date. The initial term of this Agreement, as it may be extended from year to year thereafter, is herein referred to as the "Employment Term." In all events hereunder, Executive's employment is subject to earlier termination pursuant to Section 7 hereof, and upon such earlier termination the Employment Term shall be deemed to have ended.

     2. POSITION & DUTIES.

     (a) Except as provided in Section 2(b) below, the Executive shall serve as the Company's Chief Executive Officer during the Employment Term. As Chief Executive Officer, the Executive shall have such duties, authorities and responsibilities commensurate with the duties, authorities and responsibilities of persons in similar capacities in similarly sized companies and such other duties and responsibilities as the Company's Board of Directors (the "Board") shall designate that are consistent with the Executive's position as Chief Executive Officer.

     (b) During the Employment Term, the Executive shall use his best efforts to perform faithfully and efficiently the duties and responsibilities assigned to the Executive hereunder and devote all of the Executive's business time (excluding periods of vacation and other approved leaves of absence) to the performance of the Executive's duties with the Company, provided the foregoing shall not prevent the Executive from participating in charitable, civic, educational, professional, community or industry affairs or, with prior written approval of the Board, serving

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on the board of directors or advisory boards of other companies. The Executive shall not manage the Executive's and the Executive's family's personal investments in a manner that creates a potential business conflict or the appearance thereof. If at any time service on any board of directors or advisory board would, in the good faith judgment of the Board, conflict with the Executive's fiduciary duty to the Company or create any appearance thereof, the Executive shall promptly resign from such other board of directors or advisory board after written notice of the conflict is received from the Board.

     (c) The Executive further agrees to serve without additional compensation as a director of the Company and/or an officer and director of any of the Company's subsidiaries and agrees that any amounts received from any such corporation may be offset against the amounts due hereunder. In addition, it is agreed that the Company may assign the Executive to one of its subsidiaries for payroll purposes, but such assignment shall not relieve the Company of its obligations hereunder.

     3. BASE SALARY. The Company agrees to pay the Executive a base salary (the "Base Salary") at an annual rate of $400,000, payable in accordance with the regular payroll practices of the Company, but not less frequently than monthly. The Executive's Base Salary shall be subject to review by the Board (or a committee thereof) and may be increased, but not decreased, from time to time by the Board. The base salary as determined herein from time to time shall constitute "Base Salary" for purposes of this Agreement.

     4. BONUSES. The Executive shall be eligible to participate in the Company's bonus and other incentive compensation plans and programs for the Company's senior executives at a level commensurate with his position for the fiscal year during the Employment Term. The Executive shall have the opportunity to earn an annual target bonus measured against performance criteria to be determined by the Board (or a committee thereof) of 200% of Base Salary.

     5. EQUITY AWARDS. The Executive shall be subject to, and shall comply with, the stock ownership guidelines of the Company as may be in effect from time to time. If there is a Change in Control (as defined in the attached Appendix C) or if the Executive's employment is terminated by the Company without Cause (as defined in Section 7(c)), or by the Executive for Good Reason (as defined in
Section 7(e)), then all outstanding unvested equity awards granted to the Executive listed on Appendix D hereto shall become fully vested and the time period that Executive may have to exercise such option grants shall be extended for a period equal to the shorter of (i) ten (10) years, or (ii) the remaining term of the options (the "Extended Exercise Period"). The parties agree that the attached Appendix D may be modified and updated upon a vote of the Board of Directors, only in order for the Board to add to Appendix D certain future awards that the Board agrees shall also qualify for acceleration and the Extended Exercise Period. Upon such a vote of the Board, the parties shall attach a revised Appendix D to this Agreement, which shall include the additional option grant(s) that the Board has expressly agreed shall qualify for acceleration and the Extended Exercise Period, and this Agreement shall not be deemed amended or modified in any other manner as a result.

     6. EMPLOYEE BENEFITS.

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     (a) BENEFIT PLANS. The Executive shall be entitled to participate in all employee benefit plans of the Company including, but not limited to, 401(k), profit sharing, medical coverage, education, or other retirement or welfare benefits that the Company has adopted or may adopt, maintain or contribute to for the benefit of its senior executives at a level commensurate with the Executive's positions, subject to satisfying the applicable eligibility requirements.

     (b) VACATION. The Executive shall be entitled to four (4) weeks of paid vacation per year, plus any amounts (up to a maximum of three (3) weeks) rolled over from previous years. Vacation may be taken at such times as the Executive elects with due regard to the needs of the Company.

     (c) BUSINESS AND ENTERTAINMENT EXPENSES. Upon presentation of appropriate documentation, the Executive shall be reimbursed in accordance with the Company's expense reimbursement policy for all reasonable and necessary business and entertainment expenses incurred in connection with the performance of the Executive's duties hereunder.

     (d) LIFE INSURANCE. The Company shall procure and maintain a term life insurance policy on the life of the Executive, the proceeds of which shall be payable to the beneficiary or beneficiaries designated by the Executive, with the annual premiums of such policy not to exceed $2,000. Executive shall be responsible for all taxes resulting from the maintenance of this policy by the Company.

     (e) INDEMNIFICATION. The Company shall indemnify the Executive to the same extent that its officers, directors and employees are entitled to indemnification pursuant to any agreements with the Company relating thereto, the Company's Certificate of Incorporation and Bylaws for any acts or omissions by reason of being a director, officer or employee of the Company as of the Effective Date. The parties acknowledge that the Executive is also afforded contractual indemnification pursuant to that certain Indemnification Agreement between the Executive and the Company, dated as of October 17, 2005 (the "Indemnification Agreement"), which shall remain in full force and effect.

     (f) CERTAIN AMENDMENTS. Nothing herein shall be construed to prevent the Company from amending, altering, eliminating or reducing any plans, benefits or programs so long as the Executive continues to receive compensation and benefits consistent with Sections 3 through 6.

     7. TERMINATION. The Executive's employment and the Employment Term shall terminate on the first of the following to occur:

     (a) DISABILITY. Upon written notice by the Company to the Executive of termination due to Disability, while the Executive remains Disabled. For purposes of this Agreement, "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive incapacity due to physical or mental illness, the Executive shall have been absent from fully performing his duties with the Company for a cumulative period of six (6) months, the Company shall have provided a notice of

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termination under this Section 7(a), and, within thirty days after such notice being given, the Executive shall not have returned to the full performance of his duties hereunder.

     (b) DEATH. Automatically on the date of death of the Executive.

     (c) CAUSE. Immediately upon written notice by the Company to the Executive of a termination for Cause. "Cause" shall mean (i) the willful failure of the Executive to render services to the Company in accordance with his assigned duties consistent with this Agreement, and such failure continues for a period of more than 30 days after written notice has been provided to the Executive by the Board which itemizes the reasons for such failure of performance; (ii) reckless misconduct, bad faith or gross negligence of the Executive in connection with the performance of his assigned duties or breach of the material terms of this Agreement which results in material loss, damage or injury to the Company or materially and adversely affects the business activities, reputation, goodwill or image of the Company; (iii) the conviction of the Executive of any felony or a crime of moral turpitude, either in connection with the performance of his obligations to the Company or which adversely affects the Executive's ability to perform such obligations, or which adversely affects the business activities, reputation, goodwill or image of the Company; (iv) dishonesty or breach of fiduciary duty, which results in material loss, damage or injury to the Company or materially and adversely affects the business activities, reputation, goodwill or image of the Company; (v) the commission by the Executive of an act of fraud, embezzlement or deliberate disregard of the rules or policies of the Company which results in material loss, damage or injury to the Company or materially and adversely affects the business activities, reputation, goodwill or image of the Company; or (vi) the unauthorized and intentional disclosure by the Executive of any trade secret or confidential information of the Company or any of its clients or customers, which results in material damage or injury to the Company, or materially and adversely affects the business activities, reputation, goodwill or image of the Company or its clients or customers.

     (d) WITHOUT CAUSE. Upon written notice by the Company to the Executive of an involuntary termination without Cause and other than due to death or Disability.

     (e) GOOD REASON. Upon written notice by the Executive to the Company of a termination for Good Reason, unless the reasons for any proposed termination for Good Reason are remedied in all material respects by the Company within 30 days following written notification by the Executive to the Company, that the Executive intends to terminate the Executive's employment hereunder for one of the reasons set forth below. "Good Reason" shall mean, without the Executive's express written consent, the occurrence of any of the following events:

          (1) During the Employment Term,

               (A) an adverse change in the Executive's position as Chief Executive Officer as a result of a material diminution in the Executive's duties or responsibilities or the assignment to the Executive of any duties or responsibilities that are inconsistent in any material respect with the Executive's position, authority, duties or responsibilities as contemplated by this Agreement; provided, however, that "Good Reason" shall not exist under this
Section 7(e)(1) solely because (i) the Company's stock is no longer publicly traded on an established securities

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exchange or (ii) the Company has restructured, sold or spun-off any of its businesses, products or services;

               (B) any material breach of this Agreement by the Company that is adverse to the Executive;

               (C) the Executive being required to relocate to a principal place of employment more than fifty (50) miles from Morganville, New Jersey, the Executive's current principal place of employment with the Company as of the Effective Date;

               (D) the failure of the Company to obtain an agreement from any successor to all or substantially all of the assets or business of the Company to assume and agree to perform this Agreement within fifteen (15) days after a merger, consolidation, sale or similar transaction; or

               (E) the Executive's termination of employment at any time during the thirty-day period beginning on the last day of the Employment Term, as determined solely for this purpose under Section 1, following the Company's notice of nonrenewal.

          (2) Notwithstanding the foregoing, (i) a suspension of the Executive's title and authority while on administrative leave due to a reasonable belief that the Executive has engaged in misconduct, whether or not the suspected misconduct constitutes Cause for employment termination, shall not be considered "Good Reason", (ii) an event shall not be considered Good Reason if the Executive fails to deliver notice of termination for Good Reason specifying such event in detail within 90 days of his actual knowledge of such event, and (iii) changes to compensation and benefit plans not specifically targeted to the Executive shall not be considered Good Reason.

     (f) WITHOUT GOOD REASON. The Executive shall provide 60 days' prior written notice to the Company of the Executive's intended termination of employment without Good Reason (the "Transition Period"). During the Transition Period, the Executive shall assist and advise the Company in any transition of business, customers, prospects, projects and strategic planning, and the Company shall pay the pro rata portion of the Executive's annual salary and benefits through the end of the Transition Period. The Company may, in its sole discretion, upon five
(5) days prior written notice to the Executive, make such termination of employment effective earlier than the Transition Period, but it shall pay the pro rata portion of the Executive's salary and benefits through the earlier of: the balance of the Transition Period, or such time during the Transition Period as the Executive accepts employment or a consulting engagement from a third party.

     8. CONSEQUENCES OF TERMINATION. Any termination payments made and benefits provided under this Agreement to the Executive shall be in lieu of any termination or severance payments or benefits for which the Executive may be eligible under any of the plans, policies or programs of the Company or its affiliates as may be in effect from time to time. Except to the extent otherwise provided in this Agreement, all benefits, including, without limitation, stock options, stock appreciation rights, restricted stock units and other awards under the Company's long-term incentive programs, shall be subject to the terms and conditions of the

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plan or arrangement under which such benefits accrue, are granted or are awarded. Subject to Section 9, the following amounts and benefits shall be due to the Executive.

     (a) DISABILITY. Upon employment termination due to Disability, the Company shall pay or provide the Executive (i) any unpaid Base Salary through the date of termination and any accrued vacation (up to a maximum of seven (7) weeks);
(ii) any unpaid bonus earned with respect to any fiscal year ending on or preceding the date of termination; (iii) reimbursement for any unreimbursed expenses incurred through the date of termination; (iv) all other payments and benefits to which the Executive may be entitled under the terms of any applicable compensation arrangement or benefit, equity or perquisite plan or program or grant or this Agreement, including but not limited to any applicable insurance benefits (collectively, "Accrued Amounts"). Executive will also be paid a pro-rata portion of the Executive's annual bonus for the performance year in which the Executive's termination occurs (the "Pro Rata Bonus"), payable in accordance with the last sentence of Section 8(e) (determined by multiplying the amount the Executive would have received based upon actual performance had employment continued through the end of the performance year by a fraction, the numerator of which is the number of days during the performance year of termination that the Executive is employed by the Company and the denominator of which is 365). Upon such termination, all stock options, stock appreciation rights and restricted stock awards will fully vest and become non-forfeitable. Notwithstanding anything contained herein to the contrary, the Pro Rata Bonus shall not be paid in the event the Executive voluntarily resigns from employment with the Company or otherwise voluntarily terminates employment without Good Reason.

     (b) DEATH. In the event the Employment Term ends on account of the Executive's death, the Executive's estate (or to the extent a beneficiary has been designated in accordance with a program, the beneficiary under such program) shall be entitled to any Accrued Amounts, including but not limited to proceeds from any Company sponsored life insurance programs. Executive's estate (or beneficiary) will also be paid a pro-rata portion of the Pro Rata Bonus. Upon the Executive's death, all stock options, stock appreciation rights and restricted stock awards will fully vest and become non-forfeitable.

     (c) TERMINATION FOR CAUSE OR WITHOUT GOOD REASON. If the Executive's employment should be terminated (i) by the Company for Cause, or (ii) by the Executive without Good Reason, the Company shall pay to the Executive any Accrued Amounts only, and shall not be obligated to make any additional payments to Executive.

     (d) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. If the Executive's employment by the Company is terminated by the Company other than for Cause (and not due to Disability or death) or by the Executive for Good Reason, then the Company shall pay or provide the Executive with:

               (1) Accrued Amounts;

               (2) the Pro Rata Bonus;

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               (3) subject to compliance with Section 11(a)-(g) inclusive, continued payment of the Executive's Base Salary as in effect immediately preceding the last day of the Employment Term for a period of 12 months after the last day of employment;

               (4) continued participation at the Company's expense in all medical, dental and vision plans which cover the Executive (and eligible dependents) upon the same terms and conditions (except for the requirements of the Executive's continued employment) in effect for active employees of the Company, for a period of 12 months following the last day of the Employment Term. In the event the Executive obtains other employment that offers substantially similar or improved benefits, as to any particular medical, dental or vision plan, such continuation of coverage by the Company for such similar or improved benefit under such plan under this subsection shall immediately cease. The continuation of health benefits under this subsection shall reduce the Executive's rights and the Company's payment obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

     (e) The parties acknowledge and agree that all calculations of bonuses by the Company are based on targets, goals and objectives established by the Board of Directors for each fiscal year, and that any bonus plans, as well as the Executive's rights to receive bonus payments, are conditioned on an assessment by the Board of Directors (or a committee thereof) of the satisfaction of performance targets for the applicable fiscal year in which the bonus is to be paid. The parties acknowledge that calculations of applicable bonuses have historically been made within 90 days following the conclusion of a fiscal year for which the bonus may be due or accrued, and payment of the applicable bonus has been historically made within 10 business days following the Board of Directors' determination. Accordingly, the parties recognize and agree that the right to receive any payment to which the Executive may be entitled under the terms of any applicable bonus arrangement or benefit, including any bonus-related portion of the Accrued Amount, or the Pro Rata Bonus, can only be established after the review and calculations of the applicable fiscal year bonus entitlements are made by the Board of Directors (including any committee thereof). Once such calculations are made by the Board of Directors (including any committee thereof), the Executive's right to receive the Pro Rata Bonus (or any applicable bonus-related portion of the Accrued Amount) shall be accrued and paid as promptly as practicable following a determination of the bonus by the Board of Directors (or any committee thereof) in the event the Executive is entitled to be paid such bonus under the preceding provisions of Section 8(a)-(d) above. Notwithstanding the foregoing, if the Executive is terminated by the Company without Cause, or by the Executive for Good Reason, the Board of Directors (including any committee thereof) shall use its best efforts to meet as promptly as practicable within 30 days following any notice of such termination by the Company without Cause, or by the Executive for Good Reason, in order to make a good faith determination of the Pro Rata Bonus, and to pay such Pro Rata Bonus (if earned) within 30 days of such determination by the Board of Directors (including any committee thereof).

     9. CONDITIONS. Any payments or benefits made or provided pursuant to
Section 8 (other than Accrued Amounts) are subject to the Executive's (or, in the event of the Executive's death, the beneficiary's or estate's, or in the event of the Executive's Disability, the guardian's):

     (a) compliance with the provisions of Section 11 hereof;

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     (b) delivery to the Company of the executed Agreement and General Release
(the "General Release"), which shall be in the form attached hereto as Appendix A (with such changes therein or additions thereto as needed under then applicable law to give effect to its intent and purpose) within 21 days of presentation thereof by the Company to the Executive; and

     (c) delivery to the Company of a resignation from all offices, directorships and fiduciary positions with the Company, its affiliates and employee benefit plans.

     Notwithstanding the due date of any post-employment payments, any amounts due following a termination under this Agreement (other than Accrued Amounts) shall not be due until after the expiration of any revocation period applicable to the General Release without the Executive having revoked such General Release, and any such amounts shall be paid or commence being paid to the Executive within five (5) days of the expiration of such revocation period without the occurrence of a revocation by the Executive (or such later date as may be required under Section 409A of the Code). Nevertheless (and regardless of whether the General Release has been executed by the Executive), upon any termination of Executive's employment, Executive shall be entitled to receive any Accrued Amounts, payable after the date of termination in accordance with the Company's applicable plan, program, policy or payroll procedures.

     10. SECTION 4999 EXCISE TAX.

     (a) If any payments, rights or benefits (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement of Executive with the Company or any person affiliated with the Company) (the "Payments") received or to be received by Executive will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), then, except as set forth in Section 10(b) below, the Company shall pay to Executive an amount in addition to the Payments (the "Gross-Up Payment") as calculated below. The Gross Up Payment shall be in an amount such that, after deduction of any Excise Tax on the Payments and any federal, state and local income and employment tax and Excise Tax on the Gross Up Payment, but before deduction for any federal, state or local income and employment tax on the Payments, the net amount retained by the Executive shall be equal to the Payments.

     (b) Notwithstanding anything in this Agreement to the contrary, if the amount of Payments that will be subject to the Excise Tax does not exceed four times the "Base Amount" (as defined in Section 280G(d)(2) of the Code), then Executive's taxable cash-based benefits under this Agreement will first be reduced in the order selected by Executive, and then, if necessary, Executive's equity-based compensation (based on the value of such equity-based compensation as a "parachute payment" as defined in Treasury Regulations promulgated under
Section 280G of the Code and IRS revenue rulings, revenue procedures and other official guidance) shall be reduced in the order selected by Executive, and then any other Payments shall be reduced as reasonably determined by the Company, to the extent necessary to avoid imposition of the Excise Tax. If Executive does not select the amount to be reduced within the time prescribed by the Company, the reductions specified herein shall be made by the Company in its sole discretion from such compensation as it shall determine. Any amount so reduced shall be irrevocably forfeited and Executive shall have no further rights to receive it.

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     (c) The process for calculating the Excise Tax, determining the amount of any Gross-Up Payment and other procedures relating to this Section 10 are set forth in Appendix B attached hereto. For purposes of making the determinations and calculations required herein, the Accounting Firm (as defined in Appendix B) may rely on reasonable, good faith interpretations concerning the application of
Section 280G and 4999 of the Code, provided that the Accounting Firm shall make such determinations and calculations on the basis of "substantial authority" (within the meaning of Section 6662 of the Code) and shall provide opinions to that effect to both the Company and Executive.

     11. POST-EMPLOYMENT OBLIGATIONS

     (a) CONFIDENTIALITY. The Executive agrees that the Executive shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of the Executive's employment and for the benefit of the Company, either during the period of the Executive's employment or at any time thereafter, any nonpublic, proprietary or confidential information, knowledge or data relating to the Company, any of its subsidiaries, affiliated companies or businesses, which shall have been obtained by the Executive during the Executive's employment by the Company. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to the Executive; (ii) becomes known to the public subsequent to disclosure to the Executive through no wrongful act of the Executive or any representative of the Executive; or (iii) the Executive is required to disclose by applicable law, regulation or legal process (provided that the Executive provides the Company with prior notice of the contemplated disclosure and reasonably cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information). Notwithstanding clauses (i) and (ii) of the preceding sentence, the Executive's obligation to maintain such disclosed information in confidence shall not terminate where only portions of the information are in the public domain.

     (b) NON-SOLICITATION. During the Executive's employment with the Company and for the 6 month period thereafter, whether at the end of the Employment Term or thereafter, the Executive agrees that the Executive will not, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, knowingly solicit, aid or induce (i) any managerial level employee of the Company or any of its subsidiaries or affiliates to leave such employment in order to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company or knowingly take any action to materially assist or aid any other person, firm, corporation or other entity in identifying or hiring any such employee (provided, that the foregoing shall not be violated by general advertising not targeted at Company employees nor by serving as a reference for an employee with regard to an entity with which the Executive is not affiliated) or (ii) any customer of the Company or any of its subsidiaries or affiliates to purchase goods or services then sold by the Company or any of its subsidiaries or affiliates from another person, firm, corporation or other entity or assist or aid any other persons or entity in identifying or soliciting any such customer (provided, that the foregoing shall not apply to any product or service which is not covered by the non-competition provision set forth in Section 11(c), below).

     (c) NON-COMPETITION. The Executive acknowledges that the Executive performs services of a unique nature for the Company that are irreplaceable, and that the

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Executive's performance of such services to a competing business (other than respecting a product or service of the Company involving less than one percent (1%) of the Company's revenues in the prior fiscal year ("De Minimis")) will result in irreparable harm to the Company. Accordingly, during the Executive's employment hereunder and for the six (6) month period thereafter, (whether at the end of the Employment Term or thereafter), the Executive shall not, without the Board's prior written consent, directly or indirectly engage in the development, production, marketing, or sale of products or services that compete (or, upon commercialization, could compete) with products of the Company or its affiliates being developed, marketed or sold as of the date of such termination (such business or activity, a "Competing Business") whether such engagement shall be as an officer, director, owner, employee, partner, consultant, advisor or any other capacity. This Section 11(c) shall not prevent the Executive from owning not more than one percent (1%) of the total shares of all classes of stock outstanding of any publicly held entity engaged in such business, nor will it restrict the Executive from rendering services to charitable organizations, as such term is defined in Section 501(c) of the Code.

     (d) NON-DISPARAGEMENT. Each of the Executive and the Company (for purposes hereof, "the Company" shall mean only (i) the Company by press release or other formally released announcement and (ii) the executive officers and directors thereof and not any other employees) agrees not to make any public statements that disparage the other party, or in the case of the Company, its respective affiliates, employees, officers, directors, products or services. Notwithstanding the foregoing, statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) shall not be subject to this Section 11(d).

     (e) RETURN OF COMPANY PROPERTY AND RECORDS. The Executive agrees that upon termination of the Executive's employment, for any cause whatsoever, the Executive will surrender to the Company in good condition (reasonable wear and tear excepted) all property and equipment belonging to the Company and all records (including all copies or derivations) kept by the Executive containing the names, addresses or any other information with regard to customers or customer contacts of the Company, or concerning any proprietary or confidential information of the Company or any operational, financial or other documents given to or developed by the Executive during the Executive's employment with the Company.

     (f) COOPERATION. The Executive agrees that, following termination of the Executive's employment for any reason, the Executive shall upon reasonable advance notice, and to the extent it does not interfere with previously scheduled travel plans and does not unreasonably interfere with other business activities or employment obligations, assist and cooperate with the Company with regard to any matter or project in which the Executive was involved during the Executive's employment, including any litigation. The Company shall compensate the Executive for any lost wages or expenses associated with such cooperation and assistance.

     (g) ASSIGNMENT OF INVENTIONS. The Executive will promptly communicate and disclose in writing to the Company all inventions, developments and processes including software, whether patentable or not, as well as patents and patent applications (hereinafter collectively called "Inventions"), made, conceived, developed, or purchased by the Executive, or under which the Executive acquires the right to grant licenses or to become licensed, alone or

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jointly with others, which have arisen or may arise out of the Executive's employment, or relate to any matters pertaining to, or useful in connection with, the business, processes or affairs of the Company or any of its subsidiaries. Included herein as if developed during the employment period is any specialized equipment and software developed for use in the business of the Company. All of the Executive's right, title and interest in, to, and under all such Inventions, licenses, and right to grant licenses shall be the sole property of the Company. Any such Inventions disclosed to anyone by the Executive within one (1) year after the termination of employment for any cause whatsoever shall be deemed to have been made or conceived by the Executive during the Term. As to all such Inventions, the Executive will, upon request of the Company execute all documents which the Company deems necessary or proper to enable it to establish title to such Inventions or other rights, and to enable it to file and prosecute applications for letters patent of the United States and any foreign country; and do all things (including the giving of evidence in suits and other proceedings) which the Company deems necessary or proper to obtain, maintain, or assert patents for any and all such Inventions or to assert its rights in any Inventions not patented.

     (h) EQUITABLE RELIEF AND OTHER REMEDIES. The parties acknowledge and agree that the other party's remedies at law for a breach or threatened breach of any of the provisions of this Section would be inadequate and, in recognition of this fact, the parties agree that, in the event of such a breach or threatened breach, in addition to any remedies at law, the other party, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

     (i) REFORMATION. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 11 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

     (j) SURVIVAL OF PROVISIONS. The obligations contained in this Section 11 shall survive the termination or expiration of the Executive's employment with the Company and shall be fully enforceable thereafter.

     12. NO ASSIGNMENT.

     (a) The Executive may not assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto.

     (b) The Company, without the Executive's consent, may assign this Agreement to a parent or subsidiary, or to any successor to all or substantially all of the business and/or assets of the Company provided the Company shall require such successor to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place and shall deliver a copy of such assignment to the Executive.

     13. NOTICE. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered by hand,
(b) on the date of transmission, if delivered by confirmed facsimile, (c) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (d) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive: at the address (or to the facsimile number) shown on the records of the Company.

     If to the Company:

     Arthur B. Malman, Chair of the Compensation Committee
     Malman & Goldman LLP
     900 Third Avenue, 29th Floor
     New York, New York  10022
     Facsimile No. (212) 202-5017

     And

     Randal J. Kirk, Chairman of the Board
     Third Security, LLC
     The Governor Tyler
     1881 Grove Avenue
     Radford, VA 24141
     Facsimile No. (540) 633-7979

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     14. SECTION HEADINGS; INCONSISTENCY. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement. If there is any inconsistency between this Agreement and any other agreement (including but not limited to any option, stock, long-term incentive or other equity award agreement), plan, program, policy or practice (collectively, "Other Provision") of the Company the terms of this Agreement shall control over such Other Provision.

     15. PRIOR AGREEMENTS. This Agreement supersedes and replaces any and all prior employment agreements and change in control agreements (collectively, the "Prior Agreements") between the Company and the Executive. By signing this Agreement, the Executive acknowledges that the Prior Agreements are terminated and cancelled, and releases and discharges the Company from any and all obligations and liabilities heretofore or now existing under or by virtue of such Prior Agreements, it being the intention of the parties hereto that this Agreement effective immediately shall supersede and be in lieu of the Prior Agreements. Notwithstanding anything contained in this Agreement to the contrary, the Indemnification Agreement shall not be affected by this Agreement and, except to the extent expressly superceded hereby, the Stock Option Agreements listed from time to time on Appendix D shall remain in full force and effect.

     16. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity of unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instruments. One or more counterparts of this Agreement may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

     18. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or director as may be designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement together with all exhibits hereto sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts without regard to its conflicts of law principles.

     19. PAYMENT OF COMPENSATION. The parties shall revisit this Agreement when the IRS issues final regulations under Section 409A of the Code for the sole purpose of determining whether any amendments are required in order to comply with such regulations. The parties shall promptly agree in good faith on appropriate provisions to avoid any material risk of noncompliance without materially changing the economic value (to the Executive) or the cost (to the Company) of this Agreement. Notwithstanding the foregoing, the Company shall in no event be obligated to indemnify the Executive for any taxes or interest that may be assessed by the IRS pursuant to Section 409A of the Code. To the extent the Executive does not receive payments under this Agreement as required by this Agreement due to the application of Section 409A, all suspended payments shall earn and accrue interest at the prevailing "Prime Rate" of interest as published by The Wall Street Journal at the time the payment is made, and any payment when so made, shall be made as a lump sum payment, including accrued interest.

     20. MITIGATION OF DAMAGES. In no event shall the Executive be obliged to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by the Executive as a result of employment by another employer, except as set forth in this Agreement.

     21. REPRESENTATIONS. The Executive represents and warrants to the Company that the Executive has the legal right to enter into this Agreement and to perform all of the obligations on the Executive's part to be performed hereunder in accordance with its terms and that the Executive is not a party to any agreement or understanding, written or oral, which could prevent the Executive from entering into this Agreement or performing all of the Executive's obligations hereunder. The Executive further represents and warrants that he has been advised to consult with an attorney and that he has been represented by the attorney of his choosing during the negotiation of this Agreement, that he has consulted with his attorney before executing this Agreement, that he has carefully read and fully understand all of the provisions of this Agreement and that he is voluntarily entering into this Agreement.

     22. WITHHOLDING. The Company may withhold from any and all amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

     23. SURVIVAL. The respective obligations of, and benefits afforded to, the Company and Executive which by their express terms or clear intent survive termination of Executive's employment with the Company, including, without limitation, the provisions of Sections 8 through 24, inclusive of this Agreement, will survive termination of Executive's employment with the Company, and will remain in full force and effect according to their terms.

     24. AGREEMENT OF THE PARTIES. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto. Neither Executive nor the Company shall be entitled to any presumption in connection with any determination made hereunder in connection with any arbitration, judicial or administrative proceeding relating to or arising under this Agreement.

     25. DISPUTE RESOLUTION. In the event of any controversy, dispute or claim between the parties under, arising out of or related to this Agreement (including but not limited to, claims relating to breach, termination of this Agreement, or the performance of a party under this Agreement) whether based on contract, tort, statute or other legal theory (collectively referred to hereinafter as "Disputes"), the parties shall follow the dispute resolution procedures set forth below. The parties shall first attempt to resolve a dispute, at the written request of either party, through discussions between the Executive and an authorized senior management representative of the Company. If a dispute is not resolved by the foregoing discussions between the senior management of the Company and the Executive within thirty (30) days, the parties agree, at the written request of either party, to submit the dispute to a sole mediator selected by the parties for settlement within an additional thirty-day period.

     To the extent any Dispute is not settled by mediation as outlined above, then any Dispute shall be finally settled by arbitration in accordance with the rules of the American Arbitration Association then in force, and that the arbitration hearings shall be held in Boston, Massachusetts. The parties agree to (i) appoint an arbitrator who is knowledgeable in employment and human resource matters and, to the extent possible, the industry in which the Company operates, and instruct the arbitrator to follow substantive rules of law; (ii) require the testimony to be transcribed; and (iii) require the award to be accompanied by findings of act and a statement of reasons for the decision. The arbitrator shall have the authority to permit discovery, to the extent deemed appropriate by the arbitrator, upon request of a party, but such discovery process shall continue for no more than thirty (30) days. The arbitrator shall have no power or authority to add to or detract from the written agreement of the parties. If the parties cannot agree upon an arbitrator within ten (10) days after demand by either of them, either or both parties may request the American Arbitration Association name a panel of five (5) arbitrators. The Company shall strike the names of two (2) off this list, the Executive shall also strike two (2) names, and the remaining name shall be the arbitrator. The parties shall stipulate that arbitration shall be completed within sixty (60) days. All costs and expenses, including attorneys' and the arbitrator's fees, of all parties incurred in any dispute which is determined and/or settled by arbitration shall be borne by the party determined to be primarily liable in respect of such dispute; provided, however, that if complete liability is not assessed against any one party, the parties shall share the total costs in proportion to their respective amounts of liability so determined. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof. This Section shall not limit the right of any party to sue for injunctive relief for a breach of the obligations in Section 11 (a)-(g) inclusive.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date first written above.

                              CLINICAL DATA, INC.

                              By:        /s/ Arthur B. Malman
                                    --------------------------------------------
                                    Arthur B. Malman
                                    Its: Chairman of the Compensation Committee

                              Date: November 6, 2006

                              DREW FROMKIN

                                         /s/ Drew J. Fromkin
                                   ---------------------------------------------

                              Date: November 6, 2006

                                   APPENDIX A

                                FORM OF RELEASE

                         AGREEMENT AND GENERAL RELEASE

     Clinical Data, Inc., its affiliates, subsidiaries, divisions, successors and assigns in such capacity, and the current, future and former employees, officers, directors, trustees and agents thereof (collectively referred to throughout this Agreement as "Employer"), and Drew Fromkin ("Executive"), the Executive's heirs, executors, administrators, successors and assigns (collectively referred to throughout this Agreement as "Employee") agree:

     1. Last Day of Employment. Executive's last day of employment with Employer is [INSERT DATE]. In addition, effective as of [INSERT DATE], Executive resigns from the Executive's position as Chief Executive Officer of Employer and will not be eligible for any benefits or compensation after [INSERT DATE], other than as specifically provided in Sections 6 and 8 of the Executive Employment Agreement between Employer and Executive dated as of [INSERT DATE], 2006 (the "Employment Agreement"). Executive further acknowledges and agrees that, after [INSERT DATE], the Executive will not represent the Executive as being a director, employee, officer, trustee, agent or representative of Employer for any purpose. In addition, effective as of [INSERT DATE], Executive resigns from all offices, directorships, trusteeships, committee memberships and fiduciary capacities held with, or on behalf of, Employer or any benefit plans of Employer. These resignations will become irrevocable as set forth in Section 3 below.

     2. Consideration. The parties acknowledge that this Agreement and General Release is being executed in accordance with Section 9 of the Employment Agreement.

     3. Revocation. Executive may revoke this Agreement and General Release for a period of fifteen (15) calendar days following the day Executive executes this Agreement and General Release. Any revocation within this period must be submitted, in writing, to Employer and state, "I hereby revoke my acceptance of our Agreement and General Release." The revocation must be personally delivered to Randal J. Kirk, Chairman of the Board, c/o Third Security, LLC, The Governor Tyler, 1881 Grove Avenue, Radford, VA 24141, or his designee, or mailed to this same person and address, and postmarked within fifteen (15) calendar days of execution of this Agreement and General Release. This Agreement and General Release shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday, or legal holiday, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

     4. General Release of Claims. (A) The Employee knowingly and voluntarily releases and forever discharges Employer from any and all actions, causes of action, contributions, indemnities, duties, debts, sums of money, suits, controversies, restitutions, understandings, agreements, promises, claims regarding stock, stock options or other forms of equity compensation, commitments, damages, fees and liabilities, responsibilities and any and all claims, demands, executions and liabilities of whatsoever kind, nature or description, oral or written, known or unknown, matured or unmatured, suspected or unsuspected at the present time, in law or in equity, whether known and unknown, against Employer, which the Employee has, has ever had or may have as of the date of execution of this Agreement and General Release, including, but not limited to, any alleged violation of:

     -    Title VII of the Civil Rights Act of 1964, as amended;

     -    The Civil Rights Act of 1991;

     - Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

     -    The Employee Retirement Income Security Act of 1974, as amended;

     -    The Immigration Reform and Control Act, as amended;

     -    The Americans with Disabilities Act of 1990, as amended;

     -    The Age Discrimination in Employment Act of 1967, as amended;

     -    The Older Workers Benefit Protection Act of 1990;

     -    The Worker Adjustment and Retraining Notification Act, as amended;

     -    The Occupational Safety and Health Act, as amended;

     -    The Family and Medical Leave Act of 1993;

     - Any wage payment and collection, equal pay and other similar laws, acts and statutes of the Commonwealth of Massachusetts;

     - Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

     -    Any public policy, contract, tort, or common law; or

     - Any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters.

     Notwithstanding anything herein to the contrary, the sole matters to which the Agreement and General Release do not apply are: (i) Employee's express rights or claims for accrued vested benefits under any employee benefit plan, policy or arrangement maintained by Employer or under COBRA; (ii) Employee's rights under the provisions of the Employment Agreement which are intended to survive termination of employment; (iii) Employee's rights as a stockholder; or
(v) any rights of the Executive to indemnification as a Director or Officer of the Company.

     (B) For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned parties, except as expressly provided under paragraph (C) immediately below, the Company does hereby remise, release, acquit and forever discharge Employee of and from all actions, causes of action, contributions, indemnities, duties, debts, sums of money, suits, controversies, restitutions, understandings, agreements, promises, commitments, damages, responsibilities and any and all claims, demands, executions and liabilities of whatsoever kind, nature or description, oral or written, known or unknown, matured or unmatured, suspected or unsuspected at the present time, in law or in equity, including, without limitation, any claims which have heretofore arisen or which may arise out of or are or may be in any way or in any manner connected with or related to Employee's acts performed for, on behalf and in the name of the Company, any actions taken by Employee in his capacity as an officer or director of the Company, or the Employee's employment by the Company, which the Releasing Party ever had, now has or hereafter can, shall or may have against the Released Party, from the beginning of the world to the date hereof.

     (C) Expressly excluded from the above release of all claims are any and all claims which result from any of the following upon final adjudication thereof by a court of competent jurisdiction after all appeal periods have lapsed or have been waived by the relevant party: (i) theft, embezzlement or forgery by Employee relating to the Company, its clients or former clients or its affiliated companies; (ii) gross negligence or actual or constructive fraud by Employee in the conduct of the Company's business or in the conduct of the affairs of any client or former client of the Company; and (iii) breach of any duty owed by Employee under applicable law including, but not limited to, breach of any fiduciary duty or breach of any other legal duty by Employee in the conduct of the Company's business as an officer or director of the Company, or in the conduct of the affairs of any client or former client of the Company.

     (D) The parties recognize and agree that the Employee's right to receive any bonus payment to which the Employee may be entitled under Section 8 of the Executive Employment Agreement, including any bonus-related portion of the Accrued Amount, or the Pro Rata Bonus, can only be established after the review and calculations of the applicable fiscal year bonus entitlements are made by the Board of Directors (including any committee thereof). Once such calculations are made by the Board of Directors (including any committee thereof), the Employee's right to receive the Pro Rata Bonus (or any applicable bonus-related portion of the Accrued Amount) shall be accrued and paid as promptly as practicable following a determination of the bonus by the Board of Directors (or any committee thereof) in the event the Employee is entitled to be paid such bonus under the provisions of Section 8(a)-(d) of the Executive Employment Agreement. Notwithstanding the foregoing, if the Employee is terminated by the Company without Cause, or by the Executive for Good Reason, the Board of Directors (including any committee thereof) shall use its best efforts to meet as promptly as practicable within 30 days following any notice of such termination by the Company without Cause, or by the Executive for Good Reason, in order to make a good faith determination of the Pro Rata Bonus, and to pay such Pro Rata Bonus (if earned) within 30 days of the determination by the Board of Directors (including any committee thereof).

     5. No Claims Permitted. Employee waives Executive's right to file any charge or complaint against Employer arising out of Executive's employment with or separation from Employer before any federal, state or local court or any state or local administrative agency, except where such waivers are prohibited by law.

     6. Affirmations. Employee affirms Executive has not filed, has not caused to be filed, and is not presently a party to, any claim, complaint, or action against Employer in any forum. Employee further affirms that the Executive has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits to which Executive may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to Executive, except as provided in Sections 6 and 8 of the Employment Agreement. Employee also affirms Executive has no known workplace injuries.

     7. Cooperation; Return of Property. Employee agrees to reasonably cooperate with Employer and its counsel in connection with any investigation, administrative proceeding or litigation relating to any matter that occurred during Executive's employment in which Executive was involved or of which Executive has knowledge. Employer will reimburse the Employee for any reasonable out-of-pocket travel, delivery or similar expenses incurred in providing such service to Employer. Employee represents that Executive has returned to Employer all property belonging to Employer, including but not limited to any leased vehicle, laptop, cell phone, keys, access cards, phone cards and credit cards, provided that Executive may retain, and Employer shall cooperate in transferring, Executive's cell phone number and any home communication and security equipment as well as Executive's rolodex and other address books.

     8. Governing Law and Interpretation. This Agreement and General Release shall be governed and conformed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions. In the event Employee or Employer breaches any provision of this Agreement and General Release, Employee and Employer affirm either may institute an action to specifically enforce any term or terms of this Agreement and General Release. Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and should the provision be incapable of being modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect. Nothing herein, however, shall operate to void or nullify any general release language contained in the Agreement and General Release.

     9. No Admission of Wrongdoing. Employee agrees neither this Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at any time for any purpose as an admission by Employer of any liability or unlawful conduct of any kind.

     10. Amendment. This Agreement and General Release may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement and General Release.

     11. Entire Agreement. This Agreement and General Release sets forth the entire agreement between the parties hereto and fully supersedes any prior agreements or understandings between the parties; provided, however, that notwithstanding anything in this Agreement and General Release, the provisions in the Employment Agreement which are intended to survive termination of the Employment Agreement, including but not limited to those contained in Section 11 thereof, shall survive and continue in full force and effect. Employee acknowledges Executive has not relied on any representations, promises, or agreements of any kind made to Executive in connection with Executive's decision to accept this Agreement and General Release.

     EMPLOYEE HAS BEEN ADVISED THAT EXECUTIVE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO REVIEW THIS AGREEMENT AND GENERAL RELEASE AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE.

     EMPLOYEE AGREES ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

     HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THE SUMS AND BENEFITS SET FORTH IN THE EMPLOYMENT AGREEMENT, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EXECUTIVE HAS OR MIGHT HAVE AGAINST EMPLOYER.

     IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement and General Release as of the date set forth below:

                          CLINICAL DATA, INC.

                          By: _____________________________________________
                              Arthur B. Malman
                              Its: Chairman of the Compensation Committee

                          Date: ________________________________________________

                          DREW FROMKIN

                          _________________________________

                          Date: _____________________________

                                   APPENDIX B

                    TAX GROSS-UP PAYMENT RULES AND PROCEDURES

     1. Subject to Paragraph 3 below, all determinations required to be made under Section 10 of this Agreement, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by an accounting firm (the "Accounting Firm") selected in accordance with Paragraph 2 below. The Accounting Firm shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the event that results in the potential for an excise tax liability for the Executive, which could include but is not limited to a Change in Control and the subsequent vesting of any cash payments or awards, or the Executive's termination of employment, or such earlier time as is required by the Company. The initial Gross-Up Payment, if any, as determined pursuant to this Paragraph 1, shall be paid on the Executive's behalf to the applicable taxing authorities within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable to the Executive, it shall furnish the Executive with a written report indicating that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Paragraph 3 below and Executive thereafter is required to make a payment or additional payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment, increased by all applicable interest and penalties associated with the Underpayment, shall be promptly paid by the Company to or for the benefit of Executive. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes on earned income at the highest marginal rate of taxation in the state and locality of Executive's residence on the Effective Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

     2. The Accounting Firm shall be a public accounting firm proposed by the Company and agreed upon by the Executive. If Executive and the Company cannot agree on the firm to serve as the Accounting Firm within ten (10) days after the date on which the Company proposed to Executive a public accounting firm to serve as Auditor, then Executive and the Company shall each select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Accounting Firm within ten (10) days after being requested by the Company and Executive to make such selection. The Company shall pay the Auditor's fee.

     3. Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than fifteen (15) business days after Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the period ending on the date that any payment of taxes with respect to such claim is due or the thirty day period following the date on which Executive gives such notice to the Company, whichever period is shorter. If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall (i) give the Company any information reasonably requested by the Company relating to such claim, (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (iii) cooperate with the Company in good faith in order effectively to contest such claim, and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including attorneys fees and any additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Paragraph 3, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect to such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax and income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other authority.

     4. If, after the receipt by Executive of an amount advanced by the Company pursuant to Paragraph 3 above, Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Paragraph 3), promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

                                   APPENDIX C

                        DEFINITION OF A CHANGE IN CONTROL

A "Change in Control" means the consummation of or entering into by the Company of any agreement, contract, plan or understanding with respect to (i) the merger, consolidation or reorganization of the Company into or with another corporation in a business combination transaction in which the Company is the target of such transaction (except one in which the holders of capital stock of the Company immediately prior to such merger, consolidation or reorganization continue to beneficially own (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Act")) at least a majority of the voting power of the capital stock of the surviving corporation), (ii) any sale, lease or transfer of all or substantially all of the capital stock, assets or intellectual property of the Company (except (A) to an entity majority-owned or controlled by the Company or by any of the holders of capital stock of the Company, or (B) in any transaction structured as a spin-off or divestiture of assets or intellectual property of the Company or its subsidiaries ), (iii) any other transaction other than an equity financing transaction or series of related equity financing transactions pursuant to or as a result of which an individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Act) acquires or beneficially owns capital stock of the Company representing a majority of the Company's outstanding voting power, or (iv) a complete or substantial liquidation or dissolution of the Company. In the event of any interpretation of this definition, the Board of Directors of the Company, upon advice of legal counsel, shall have final and conclusive authority, so long as such authority is exercised in good faith.

                                   APPENDIX D

                                  EQUITY AWARDS

     The following chart summarizes the Executive's outstanding options as of November 1, 2006 that are subject to Section 5 of this Agreement:

   GRANT        # OF
    DATE       OPTIONS         VESTED       UNVESTED
-----------   --------        -------       ---------
  9/6/2005       1,333          1,333              -
10/17/2005      50,000         50,000              -
 5/12/2006     304,515         50,752        253,763
 6/22/2006       5,303              -          5,303
   TOTAL       361,151        102,085        259,066

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